                                                                EXHIBIT 10.57


                                                     * Confidential Treatment
                                                       Requested under 17 C.F.R.
                                                       Sections 200.80(b)(4)
                                                       200.83 and 240.24b-2


                             UNIVERSAL STUDIOS, INC.
                                  May 15, 1997



The Harvey Entertainment Company
100 Wilshire Boulevard, Suite 500
Santa Monica, CA 90401

Ladies and Gentlemen:

         Reference is made to that certain "Term Sheet for Universal/Harvey Restated Agreement" of even date herewith (the "Term Sheet"). This letter constitutes the Pricing Letter referred to in the Term Sheet.

         This letter will memorialize the content of certain matters referred to in the Term Sheet, as follows:

         1. Unrecouped Library Costs. The unrecouped costs with respect to the Harvey Classic Video Library at January 25, 1997 were approximately *.

         2. Period Encompassed By TPP. Each TPP will run from    *    for
the United States and Canada and from    *    through    *    in foreign
territories. For example,    *    .

         3. Rights/Services Fee. For the First Sequel, the Rights/Services Fee
exclusive of merchandising participation will be    *.


----------------
*  Confidential Treatment Requested under 17 C.F.R. Sections 200.80(b)(4)
   200.83 and  240.24b-2

The Harvey Entertainment Company
Page 2


* For purposes of the foregoing, Universal's standard definition plus rider for "gross proceeds" will be used, except that coop advertising will not be deducted from accountable gross.

         4. Merchandising Participation. During Universal's merchandising
distribution, the respective participations of the parties will be    *    .

         5. Delay Amounts. The delay amounts referred to in the Term Sheet for late release of the home video containing the pertinent Casper Picture will be
    *    .

         6. Advance for First Casper Picture. The nonrefundable advance referred to in the Term Sheet against future film payments that may become due from Universal to Harvey as part of the Rights Fee (other than merchandising
participation) for the First Casper Feature shall be    *    . Such advance will
be due upon signing the Term Sheet and will not bear interest.

         7. Baseball Arbitration. If, within 90 days of the date of the Term Sheet, we fail to agree upon and execute definitive agreements including a merchandising amendment implementing the terms of the Term Sheet and the October 29th, 1996 merchandising amendment as amended by the Term Sheet, then at any time after the expiration of such 90 day period and prior to executing such definitive agreements either party may initiate the following procedure ("Baseball Arbitration") by giving written notice to the other of its desire to initiate such procedure. Thereafter the parties shall follow the following procedure:

            a. Selection of Panel. No later than the close of business on the tenth business day following such written notice, each party shall provide written notice to the other setting forth (i) the identity of an individual with experience in the entertainment industry selected by such party (who shall not be a present or former officer, director or partner of such party, or a current employee or constituent partner of such party, or of any of its affiliates or of any of its current investment bankers, accounting firms or law firms) to resolve such disagreement, (ii) such individual's consent to serve for such individual's customary hourly fees, and (iii) the identity of up to ten (10) suggested neutral individuals with experience in the entertainment industry to serve as a third mediator. The mediators originally designated by each party shall promptly confer about the selection of a


----------------
*  Confidential Treatment Requested under 17 C.F.R. Sections 200.80(b)(4)
   200.83 and 240.24b-2

The Harvey Entertainment Company
Page 3


third mediator from such lists, and within fifteen (15) business days following the original notice of arbitration shall agree upon and (subject to availability) select the third mediator from the lists submitted by the parties or, if they cannot agree upon a third mediator from such lists, shall otherwise agree upon and select a third mediator not on such lists, provided that if the originally designated mediators cannot agree upon a third mediator by such date, the third mediator shall be a retired judge designated by Judicial and Arbitration Mediation Services, Inc., located in Los Angeles, California. The three mediators so selected are herein referred to as the "Panel."

            b. Submissions. Within fifteen (15) business days after the designation of the third mediator, each party shall submit to the Panel in writing its proposed written form for provisions of the definitive agreements about which the parties remain in disagreement. Such proposed form for such provisions shall in substance be materially in accordance with the last proposals made by such party to the other party during the course of the negotiations between them about the language of the definitive agreements.

            c. Proceedings Along with their proposed forms of contractual provisions, the parties may submit such written memoranda, arguments, briefs and evidence in support of their respective positions as they see fit and as a majority of the Panel may permit or determine. Subject to the foregoing, no particular procedures are intended to be imposed upon the Panel, it being the desire of the parties that any such disagreement shall be resolved as expeditiously and inexpensively as reasonably practicable. In this regard, the Panel may follow such procedures, consistent with the language of the Term Sheet and this letter, as it deems appropriate to the circumstances and with reference to the materiality of the provisions in issue, and may obtain testimonial evidence under oath from the parties and their respective witnesses as the Panel may determine.

            d. Decision. No later than ninety (90) calendar days following the selection of the third mediator, the Panel shall, by majority vote, select one of the two forms of proposed contractual provisions submitted by the parties as the form of disputed contractual provisions to be contained in the definitive agreements to be executed by the parties, it being agreed that the Panel shall have no authority to alter any such proposal in any way and that each proposal shall be regarded as a single integrated package of contractual provisions. Such selection shall be made by the Panel on the basis of its determination that such contractual provisions reflect substantive terms that more closely than the alternative proposal reflect the provisions of the Term Sheet and, where the Term Sheet is unclear, industry norms

The Harvey Entertainment Company
Page 4


for deals of this type, it being understood, however, that where the Term Sheet sets forth the effect of the parties' inability to agree upon a particular provision in the definitive agreement, then the Panel will nevertheless be governed as to such provision by such effect (e.g., if the parties cannot voluntarily agree upon the definition of the term "theme park," then the definitive agreement will not contain such definition). Such determination by the Panel shall be final and binding upon the parties and the incorporation thereof into the definitive agreements shall be specifically enforceable; and thereafter the parties shall promptly execute definitive agreements incorporating the provisions selected by the Panel, and shall govern their affairs accordingly on the basis of the definitive agreements as approved by the Panel.

            e. Costs. The party whose form of contractual provisions is not selected by the Panel shall pay the costs of the arbitration, including the fees of each member of the Panel, and shall additionally bear the reasonable fees and costs (including reasonable attorney's fees) of the other party as determined by the Panel in connection with such proceeding.

            f. Hold Harmless of Panel Members. No member of the Panel shall have any liability to the parties in connection with service on the Panel, and the parties shall provide such indemnities to the members of the Panel as they shall request.

                                    *   *   *

The Harvey Entertainment Company
Page 5


         If the foregoing correctly sets forth our understanding, then kindly execute the duplicate copy of this letter that is enclosed and return it to the undersigned.

                                       Sincerely,
                                       UNIVERSAL STUDIOS, INC.


                                       By:         [SIG]
                                              ---------------------------------
                                       Title: Asst. Secretary
                                              ---------------------------------


Agreed as of the date above:
THE HARVEY ENTERTAINMENT
COMPANY


By:       [SIG]
       ---------------------------


Title:   E.V.P.
       ---------------------------